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                                                                     EXHIBIT 3.5


                                     BYLAWS

                                       of

                       TALON AUTOMOTIVE GROUP, INC., F/K/A
                            PRODUCTION STAMPING, INC.

                       AMENDED AND RESTATED MARCH 13,1998

                                    ARTICLE I

                                     OFFICES

     Section 1. Principal Office. The principal office of the Corporation shall be located in the City of Detroit, County of Wayne, State of Michigan.

     The Corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                    ARTICLE H

                              STOCKHOLDERS MEETINGS

     Section 1. Annual Meeting of Stockholders. The Annual Meeting of the Stockholders of the Corporation shall be held at its registered offices in Detroit, Michigan on the fourth Thursday in October in each year, commencing in 1998, at which meeting the Stockholders shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting.

     It shall be the duty of the Secretary to cause a written notice of each Annual Meeting to be mailed to each of the Stockholders of record of the Corporation, such notice to be directed to each Stockholder at his or her last known post office address at least ten (10) days immediately preceding said meeting. Nevertheless, failure to mail such notice or any irregularity in the same shall not affect the validity of any such meeting.

     Section 2. Special Meeting of Stockholders. Special Meetings of the Stockholders may be called at the office of the Corporation or elsewhere in the State of Michigan upon the request in writing or the vote of a majority of the Board of Directors, or upon the demand in writing of Stockholders of record owning a majority of the entire issued and outstanding common capital stock of the Corporation. A notice indicating briefly the object or objects of such Special Meeting shall be mailed to each Stockholder of record at his or her last known post office address at least ten (10) days prior to the date of such meeting.


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     Nevertheless, if all the Stockholders shall waive notice of a Special
Meeting, no notice of such meeting shall be required, and whenever all the Stockholders shall meet in person or by proxy, such meeting shall be valid for all purposes without call or notice, and at such meeting any corporate action may be taken.

     Section 3. Quorum at Stockholders Meeting. At any meeting of the Stockholders, the holders of a majority of all the shares of record of the common capital stock of the Corporation present in person or represented by proxy shall constitute a quorum of the Stockholders for all purposes. If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed by these By-Laws for an Annual Meeting or fixed by notice as above provided for a Special Meeting, then a majority in interest of the Stockholders present in person or represented by proxy may adjourn such meeting from time to time without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting for which notice was originally given.

     Section 4. Voting at Stockholders Meetings. At each meeting of the Stockholders every Stockholder of record, except as herein provided, shall be entitled to vote, in person or by proxy appointed by instrument in writing subscribed by such Stockholder or by his or her duly authorized attorney, and such stockholder shall have one vote for each share of stock standing registered in his or her name at the time of the closing of the transfer books for such meeting.

     Only the persons in whose name shares of stock stand registered on the books of the Corporation at the time of the closing of the transfer books for such meeting shall be entitled to vote in person or by proxy on the shares so standing in their name.

                                   ARTICLE III

                               BOARD OF DIRECTORS

     Section 1. Directors - Number and Term of Office. The property and business of the Corporation shall at all times be managed and controlled by a Board of not less than one (1) Director.

     The Directors shall hold office for one year and until their successors are elected and have qualified. If the office of any Director becomes or is vacant by reason of death, resignation, disqualification or otherwise, the remaining Director(s) may elect a successor who shall hold office for the unexpired term and until a successor is elected and has qualified.

     Section 2. Meeting of Directors. The Board of Directors elected at any Annual Meeting of the Stockholders shall meet at the registered office of the Corporation in Detroit,

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Michigan immediately after the adjournment of such Annual Meeting and elect officers of the Corporation for the ensuing year.

     Regular Meetings of the Directors may be held at such time and place as may be fixed by resolution of the Board.

     Special Meetings of the Board may be called by the President on three (3) days notice mailed to each Director or delivered to him or her personally or left at the Director's residence or usual place of business, or such Special Meetings may be called in like manner upon the written request of such number of Directors as is necessary to constitute a quorum of the Board.

     Nevertheless, if all of the Directors shall waive notice of a Special Meeting, no notice of such meeting shall be required, and whenever all of the Directors shall assemble for the purpose of holding a Special Meeting of the Board of Directors, such meeting shall be valid for all purposes without call or notice and at such meeting any corporate action may be taken.

     A majority of Directors shall be necessary to constitute a quorum for the transaction of business.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. Executive Officers. The Board of Directors shall elect a President and shall also elect a Treasurer and a Secretary. The Board may also elect a Chairman of the Board, Vice Chairman of the Board, one or more Executive Vice Presidents, one or more Vice Presidents and any Assistant Treasurers and/or Assistant Secretaries as the Board may deem advisable. Such officers shall have such authority and shall perform such duties as set forth herein and as may from time-to-time be conferred upon such officers by the Board. The same person may hold any two (2) or more of such offices, except that the offices of the President and Vice President shall not be held by the same person. In its discretion the Board of Directors, by vote of a majority thereof, may leave unfilled for any period as may be fixed by resolution any office except those of President, Treasurer and Secretary.

     Section 2. Powers and Duties of Chairman of the Board. If the Board of Directors shall elect a Chairman of the Board, such officer shall preside at all Meetings of the Stockholders and of the Board of Directors and shall have the responsibility of establishing corporate policies and objectives.

     Section 3. Powers and Duties of Vice Chairman of the Board. If the Board of Directors shall elect a Vice Chairman of the Board, such officer shall have the powers and duties vested in him or her by the Board of Directors, by law or by these bylaws. In the absence or inability to act of the Chairman of the Board, or upon request of the Chairman of the Board, the Vice

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Chairman shall have and exercise such powers and duties of the Chairman of the
Board as may from time to time be delegated to such officer by the Chairman of the Board.

     Section 4. Powers and Duties of President. The President shall be the Chief Executive Officer of the Corporation, shall have responsibility for management of the day-to-day operations of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.

     The President may sign and execute in the name of the Corporation all contracts, agreements and other obligations of the Corporation and may, with the Secretary, Treasurer, Assistant Secretary or Assistant Treasurer, sign all certificates of the shares of the capital stock of the Corporation.

     The President shall submit a report of the operations of the Corporation to the Shareholders at each Annual Meeting and from time to time shall report to the Board of Directors all matters within such officer's knowledge which, in the interest of the Corporation, may require to be brought to their notice.

     The President shall do and perform such other duties as from time to time may be assigned to such officer by the Board of Directors.

     Section 5. Powers and Duties of Vice Presidents. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to him by the president or by the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president or as vice president for particular areas of responsibility.

     Section 6. Powers and Duties of Secretary and Assistant Secretary. The Secretary and/or Assistant Secretary shall keep the Minutes of all Stockholders and the all Board of Directors meetings, the stock register and the stock transfer book and shall be the custodian of the corporate seal and of all records, papers, files and books of the Corporation, except the account books.

     The Secretary and/or Assistant Secretary shall affix the corporate seal to all documents to which it should be attached and attest the same when necessary by signature.

     The Secretary and/or Assistant Secretary may sign, with the President or such other person as may be designated by the Board of Directors, all bills of exchange or promissory notes of the Corporation.

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     The Secretary and/or Assistant Secretary may sign, together with the
President or the Vice President, all certificates of shares of the capital stock of the Corporation.

     The Secretary and/or Assistant Secretary shall perform generally all the duties usually appertaining to the office of Secretary of a corporation, subject to the control and direction of the Board of Directors.

     Section 7. Powers and Duties of Treasurer and Assistant Treasurer. The Treasurer and/or Assistant Treasurer shall have the custody of all of the funds of the Corporation and shall .deposit the same to the credit of the Corporation in such bank or banks as the Board of Directors may designate.

     The Treasurer and/or Assistant Treasurer may sign, with the President or such other person as may be designated by the Board of Directors, all bills of exchange, promissory notes or other evidences of indebtedness of the Corporation.

     The Treasurer and/or Assistant Treasurer may sign, together with the President or the Vice President, all certificates of shares of the capital stock of the Corporation.

     The Treasurer and/or Assistant Treasurer shall cause to be entered regularly in the books of the Corporation to be kept for that purpose, a fun and accurate account of monies received and paid by such officer(s) on account of the Corporation, and whenever required by the Board of Directors shall render a statement of the cash accounts.

     The Treasurer and/or Assistant Treasurer shall at all times exhibit the books and accounts to any Director of the Corporation upon application, and shall perform generally all the duties usually appertaining to the office of Treasurer of a corporation, subject to the control and direction of the Board of Directors. The Treasurer shall also have such powers and duties as may, from time to time, be conferred on such officer by the Board.

     Section 8. Other Officers. The Board of Directors may also appoint such other officers and agents as it may deem necessary for the transaction of the business of the Corporation. Such officers and agents shall hold office for such period, have such authority and perform such duties as shall be determined from time to time by the Board.

                                    ARTICLE V

                                  CAPITAL STOCK

     Section 1. Certificates for Shares. The certificates for shares of the capital stock of the Corporation shall be in such form as shall be prepared or approved by the Board of Directors.

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     The certificates shall be signed by the President or the Vice President and also by the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, and no certificates shall be valid unless so signed.

     Section 2. Transfer of Shares. Shares of the capital stock of this Corporation shall be transferred only on the books of the Corporation by the holder thereof in person or by the holder's legal representative or duly authorized attorney upon the surrender and cancellation of certificates for a like number of shares, and the Corporation shall at all times have a lien upon all of the stock and property of its Stockholders invested therein for all debts of whatsoever .nature that may be due from them to the Corporation, whether payable presently or in the future.

     Section 3. Transfer and Registration of Certificates. The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of shares of the capital stock of the Corporation.

     Section 4. Closing of Transfer Books. The stock transfer books shall be closed for the meetings of Stockholders and for the payment of dividends during such periods as from time to time may be fixed by the Board of Directors.

                                   ARTICLE VI

                          INDEMNIFICATION AND INSURANCE

     Section 1. Indemnification. The Corporation shall, to the fullest extent permitted by Sections 561-569 of the Michigan Business Corporation Act, as amended, or any successor provisions thereto, indemnify any and all persons whom it shall have the power to indemnify under said sections from and against any and all expenses, liabilities or other matters referred to in or covered by said sections.

     The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent ahd shall inure to the benefit of the heirs, executors and administrators of such a person; provided however that such indemnification shall not be mandatory for any person seeking indemnity in connection with a proceeding voluntarily initiated by such person unless the proceeding was authorized by a majority vote of the entire Board of Directors.

     Section 2. Insurance. The Board of Directors of the Corporation may, in its discretion, authorize the Corporation to purchase and maintain insurance on behalf of any person

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who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against or incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under provisions of Section 1 of Article VI.

                                   ARTICLE VII

                               GENERAL PROVISIONS

     Section 1. By-Law Amendments. These By-Laws may be added to, amended or repealed in whole or in part at any Annual Meeting of the Stockholders or Board of Directors of the Corporation or at any Special Meeting of the Stockholders or Board of Directors called for such purpose, provided, however, that the Board of Directors shall not add to, amend or repeal in whole or in part any By-Laws fixing their number, qualifications or term of office.

     Section 2. Delegation of Duties. Whenever, by a majority vote, the Board of Directors shall declare an emergency exists, the Board may delegate the powers and duties of any officer to any other officer or to any other Director for the time being.

     Section 3. Deferred Meetings. If the date for any Stockholders and Board of Directors meetings provided for in these By-Laws or by resolution of the Board of Directors shall fall upon a legal holiday, such meeting shall be held on the next succeeding day not a legal holiday, at the same hour and place.

     Section 4. Corporate Seal. The corporate seal of the Corporation shall be a circular device within which shall be the word "seal", which may be surrounded by the words constituting the name of the Corporation and the word "Michigan". The seal may be used by causing it, or a facsimile thereof, to be imprinted, affixed or reproduced.

     Section 5. Disbursement of Corporate Funds. All checks or warrants for the disbursement of funds of the Corporation, or demands for money and notes of the Corporation, shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 6. Fiscal Year. The Fiscal year of the Corporation shall be as determined from January 1 through December 31, or as amended from time to time by the Board of Directors.

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